EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned agrees that (i) the statement on Schedule 13G relating to the A Shares of MaxsMaking Inc. has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13G will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, shall apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13G as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Date: December 4, 2025

ThriveNova Inc.

By:	/s/ Xiaozhong Lin
	Name:	Xiaozhong Lin
	Title:	Director

Xiaozhong Lin

By:	/s/ Xiaozhong Lin

OptimaForge Inc.

By:	/s/ Xuefen Zhang
	Name:	Xuefen Zhang
	Title:	Director

Xuefen Zhang

By:	/s/ Xuefen Zhang